As filed with the Securities and Exchange Commission on June 8, 2000
                      Registration No. 333- _________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                           ALPHA INDUSTRIES, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                    04-2302115
 (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                      Identification Number)

                20 Sylvan Road, Woburn, Massachusetts   01801
            (Address of Principal Executive Offices)  (Zip Code)

                 Network Device Inc. 1997 Stock Option Plan
                 Network Device Inc. 1999 Stock Option Plan
                         (Full Title of the Plans)

                         Margaret A. Brown, Esquire
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             One Beacon Street
                           Boston, MA 02108-3194
                    (Name, Address and Telephone Number,
                 Including Area Code, of Agent for Service)

                                 Copies to:
                              James C. Nemiah
                           Alpha Industries, Inc.
                20 Sylvan Road, Woburn, Massachusetts 01801


                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                                      Proposed          Proposed
          Title of                  Amount             Maximum           Maximum            Amount of
         Securities                 to be              Offering         Aggregate          Registration
            to be                 Registered            Price            Offering              Fee
         Registered                                   Per Share          Price
----------------------------------------------------------------------------------------------------------
  Common Stock, $.25 par            42,881              $1.66           $ 71,182.46           $18.79
  value (1)                        135,850              $2.49           $338,266.50           $89.30




  Total:                        178,731 shares                          $409,448.96          $108.09
---------------------------------------------------------------------------------------------------------

(1) All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.



PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in
Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

        (1)      Annual Report on Form 10-K for the fiscal year ended March
                 28, 1999;

        (2) Quarterly Reports on Form 10-Q for the quarters ended June 27, 1999, September 26, 1999 and December 26, 1999.

        (3) Current Reports on Form 8-K filed on February 16, 2000 and May 8, 2000.

        (4) The description of Common Stock contained in the Registration Statement on Rule 424(b)(4) Prospectus filed on November 11, 1995.

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities

                  Not applicable.

         Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

         Item 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court. Article VII of the Registrant's Restated By-laws provides that the Registrant shall indemnify each person (i) who is a present or former director or officer of the Registrant or who at the request of the Registrant serves or has served a partnership or joint venture to which the Registrant is a party, a nominee trust established by the Registrant, or an employee benefit plan sponsored by the Registrant in one of those capacities or as a trustee, partner or fiduciary and (ii) who by reason of his position was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, against all expenses incurred in connection with the defense or disposition of any such proceeding if the person acted in good faith, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant. The Registrant may also grant indemnification and the advancement of expenses to any employee or agent of the Registrant or to any officer or director of any other corporation or enterprise who serves or has served as such at the request of the Registrant. The indemnification provided for in Article VII is not exclusive of any other rights to which those seeking indemnification may be entitled. Article VII also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability asserted against and incurred by him in any capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of Article VII.

                  Article TENTH of the Registrant's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders for breaches of fiduciary duty as a director, except for breach of the director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, pursuant to Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

                  The Registrant maintains directors' and officers' liability insurance.

         Item 7.  Exemption from Registration Claimed

                  Not applicable.

         Item 8.  Exhibits

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  Undertakings

                  a.  The undersigned Registrant hereby undertakes:

                      (1)   To file, during any period in which
                            offers or sales are being made, a
                            post-effective amendment to this
                            Registration Statement:

                            (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (2)   That, for the purpose of determining
                            any liability under the Securities Act
                            of 1933, each such post-effective
                            amendment shall be deemed to be a new
                            Registration Statement relating to the
                            securities offered therein, and the
                            offering of such securities at that
                            time shall be deemed to be the initial
                            bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts on this 8th day of June, 2000.

                                      ALPHA INDUSTRIES, INC.

                                      By: /s/ David J. Aldrich
                                          David J. Aldrich
                                          President and Chief Executive Officer



                             POWER OF ATTORNEY

We, the undersigned officers and directors of Alpha Industries, Inc. hereby severally constitute David J. Aldrich and James C. Nemiah and each of them singly, our true and lawful attorney with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Alpha Industries, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney , or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                            Date

/s/ Thomas C. Leonard       Chairman of the Board of           June 8, 2000
---------------------       Directors, and Director
Thomas C. Leonard           President and Chief Executive      June 8, 2000


/s/ David J. Aldrich        Executive Officer
--------------------
David J. Aldrich


/s/ Paul E. Vincent         Vice President, Treasurer, Chief   June 8, 2000
-------------------         Financial Officer and Secretary
Paul E. Vincent


/s/ Richard Langman         Vice President and President of    June 8, 2000
-------------------         Trans-Tech Inc.]
Richard Langman


/s/ George S. Kariotis      Director                           June 8, 2000
----------------------
George S. Kariotis


/s/ Timothy R. Furey        Director                           June 8, 2000
--------------------
Timothy R. Furey


/s/ James W. Henderson      Director                           June 8, 2000
----------------------
James W. Henderson


/s/ Arthur Pappas           Director                           June 8, 2000
-----------
Arthur Pappas


/s/ Sidney Topol            Director                           June 8, 2000
----------------
Sidney Topol



                               EXHIBIT INDEX
 Exhibit
 Number                             Description

 4.1 Specimen Certificate of Common Stock, $.25 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4(a) to the Registrant's
                  Registration Statement on Form S-3 (File No. 33-63857)

5                 Opinion of Corporate Counsel of Alpha Industries, Inc.

23.1              Consent of Corporate Counsel of Alpha Industries, Inc.
                  (included in Exhibit 5)

24 Power of Attorney (included in the signature pages of this Registration Statement)